EXHIBIT 99.1

For Immediate Release

Carrier Signs Agreement to Acquire Toshiba’s Global VRF and Light Commercial HVAC Business

Strategic acquisition projected to more than double Carrier’s sales in rapidly growing global VRF and light commercial segment, support customers’ decarbonization efforts

PALM BEACH GARDENS, Fla., Feb. 6, 2022 — Carrier Global Corporation (NYSE: CARR), the leading global provider of healthy, safe, sustainable and intelligent building and cold chain solutions, today signed a binding agreement to acquire Toshiba Corporation’s (TOKYO: 6502) ownership stake in Toshiba Carrier Corporation (TCC), a variable refrigerant flow (VRF) and light commercial HVAC joint venture with Carrier. The planned acquisition will strengthen Carrier’s position in one of the fastest-growing HVAC segments, as well as scale its global VRF product platform with leading and differentiated technology and the addition of a renowned brand to its portfolio.

Established in 1999, TCC designs and manufactures flexible, energy-efficient and high-performance VRF and light commercial HVAC systems utilizing its own proprietary inverter technology, as well as commercial products, compressors and heat pumps. VRF delivers high-performance heating and cooling through systems that are typically all-electric and highly efficient, consistent with Carrier’s sustainability goals to reduce its customers’ carbon footprint by more than one gigaton by 2030.

Carrier’s acquisition will include all of TCC’s advanced research & development centers and global manufacturing operations, strong product pipeline, and the long-term use of Toshiba’s deeply respected and iconic brand.

“Carrier sees significant growth potential in the global VRF, light commercial and heat pump segments and is excited by the opportunity to expand our business through this strategic acquisition. TCC’s proven R&D expertise, strong global brand and talented employees will be tremendous additions to Carrier’s multi-brand channel strategy,” said Dave Gitlin, Chairman & CEO, Carrier. “We look forward to offering complementary, high-performance and sustainable solutions to our customers that will help them achieve their environmental goals.”

The global market for VRF and light commercial equipment is the fastest growing HVAC equipment segment. Upon close, the acquisition will position Carrier as a VRF leader, more than doubling its sales in the market segment.

“We are pleased that TCC employees will continue the growth and innovation journey of Toshiba’s HVAC business as part of Carrier, benefiting from its unparalleled global reach, strong dealer network and shared history of innovation,” said Satoshi Tsunakawa, President & CEO, Toshiba. “This is a value-enhancing opportunity for investors, customers and employees.”

Today’s announcement builds on Carrier’s recent acquisition of Guangdong Giwee Group, a China-based manufacturer of HVAC products, offering a portfolio of high-quality products including VRF and light commercial air conditioners. Combined with Carrier’s existing partnerships, the acquisition strengthens Carrier’s portfolio of innovative, environmentally responsible solutions with a broader range of highly efficient, all-electric products, positioning Carrier to lead the world’s heating and cooling sustainability transformation.

The acquisitions also demonstrate the company’s commitment to investing in growth, while delivering on Carrier’s commitment to increase product extensions and broaden geographic coverage. In addition, the acquisition is also another step in Carrier’s continuing efforts to simplify its HVAC joint venture structure.

The acquisition is expected to close by the end of Q3, subject to customary closing conditions, including regulatory approvals. Upon closing, Toshiba will retain a 5% ownership stake in TCC, and Carrier will consolidate over $2 billion in unconsolidated revenue.

The company will provide additional information on this transaction during its earnings call scheduled for Tuesday, Feb. 8 at 8:30 a.m.

About Carrier

As the leading global provider of healthy, safe, sustainable and intelligent building and cold chain solutions, Carrier Global Corporation is committed to making the world safer, sustainable and more comfortable for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit www.Corporate.Carrier.com or follow us on social media at @Carrier.

Media Contact:	Ashley Barrie
860-416-3657
Ashley.Barrie@Carrier.com

Investor Contact:	Sam Pearlstein
561-365-2251
Sam.Pearlstein@carrier.com

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Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation from United Technologies Corporation (the "Separation"), since renamed Raytheon Technologies Corporation. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, the estimated costs associated with the Separation, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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